EXHIBIT 23.2


         CONSENT OF FRANCIS AND COMPANY, CPAS, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Thomasville Bancshares, Inc. of our report dated September 8, 2003, relating to the financial statements and related schedules for the Thomasville Bancshares, Inc. 401(k) Profit Sharing Plan as of and for the years ended December 31, 2002 and 2001.

                                      /s/  Francis and Company, CPAs



Atlanta, Georgia
November 17, 2003